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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41989, 33-41990, 33-46682, 33-46683, 33-96506,
33-96510, 333-01668, 333-31855, 333-31857, 333-64222, 333-128046, 333-128049,
and 333-134460) and Form S-3 (Nos. 33-82292 and 333-80927) of Panera Bread
Company of our report dated February 22, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

St. Louis, MO
February 23, 2007


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